UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 17, 2017

Date of report (date of earliest event reported)

ADVANCEPIERRE FOODS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37826	26-3712208
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

9987 Carver Road, Blue Ash, OH		45242
(Address of principal executive offices)		(Zip Code)

(800) 969-2747

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

AdvancePierre Foods Holdings, Inc. (the “Company”) has prepared its preliminary estimated unaudited selected financial results for the fourth quarter and full year ended December 31, 2016. Based on information that is currently available, the Company is reporting the following estimated ranges:

•	Fourth quarter 2016 net sales are expected to be in the range of $408 million to $411 million, including core volume growth[1] of 5.7%. The Company expects full year 2016 net sales of $1.566 billion to $1.569 billion, including core volume growth of 2.8%. The Company’s previous guidance for full year 2016 net sales was $1.545 billion to $1.575 billion, including core volume growth of 2.0-2.5%.

•	Fourth quarter 2016 net income is expected to be in the range of $30 million to $34 million, or diluted net income per share of $0.38 to $0.43. The Company expects full year 2016 net income to be in the range of $133 million to $137 million, or diluted net income per share of $1.85 to $1.90.

•	Fourth quarter 2016 Adjusted Net Income[2] is expected to be in the range of $40 million to $44 million, or Adjusted Diluted Net Income per Share[2] of $0.51 to $0.55. The Company expects full year 2016 Adjusted Net Income to be in the range of $122 million to $126 million, or Adjusted Diluted Net Income per Share of $1.69 to $1.74. The Company’s previous guidance for full year 2016 Adjusted Diluted Net Income per Share was in the range of $1.65 to $1.75.

•	Fourth quarter 2016 Adjusted EBITDA[2] is expected to be in the range of $77 million to $81 million and full year 2016 Adjusted EBITDA is expected to be in the range of $296 million to $300 million. The Company’s previous guidance for full year 2016 Adjusted EBITDA was $290 million to $295 million.

In fourth quarter 2016, the Company continued to organically grow core volume, implement productivity initiatives as part of the APF Way, generate strong cash flow and successfully execute the Company’s acquisition strategy.

[1]	“Core volume growth” refers to the year-to-year change in volume generated by the Company’s three core segments of Foodservice, Retail and Convenience, excluding volume from Allied Specialty Foods, which was acquired by the Company in October 2016.
[2]	See “About Non-GAAP Financial Measures” for additional information and a reconciliation to the most directly comparable measure calculated under U.S. generally accepted accounting principles (“GAAP”).

The Company has provided preliminary estimated unaudited financial data because the Company’s closing procedures for 2016 are not yet complete, and these estimates are subject to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time these results are finalized. The ranges provided are based upon the most current information available to management and assumptions the Company believes to be reasonable, but include information that is subject to further review, verification and adjustment. The preliminary estimated unaudited financial data provided should not be considered a substitute for the financial information to be filed with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 once it becomes available and the Company has no intention or obligation to update the provided preliminary estimated unaudited financial data prior to filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The preliminary estimated unaudited financial data was prepared by, and is the responsibility of, the Company’s management. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimated unaudited financial data, and accordingly does not express an opinion or any other form of assurance with respect thereto. It is possible that the Company’s final reported results may not be within these ranges and the differences may be material, including from developments of which the Company is currently unaware. Accordingly, investors are cautioned not to place undue reliance on the foregoing preliminary results.

About Non-GAAP Financial Measures

“Adjusted Net Income”, “Adjusted Diluted Net Income per Share”, and “Adjusted EBITDA” are “non-GAAP financial measures.” The Company defines “Adjusted Net Income” as net income (loss) before charges to refinance or retire debt, credit from income tax valuation allowance reversals, sponsor fees and expenses and other adjustment items. Adjusted Diluted Net Income per Share represents the diluted per share value of Adjusted Net Income. The Company defines “Adjusted EBITDA” as net income (loss) before interest expense, income tax expense, depreciation and amortization and certain non-cash and other adjustment items.

The Company presents Adjusted Net Income, Adjusted Diluted Net Income per Share and Adjusted EBITDA as performance measures because it believes these measures facilitate a comparison of its operating performance on a consistent basis from period-to-period and provide for a more complete understanding of factors and trends affecting its business than measures under GAAP can provide alone. The Company also believes these non-GAAP financial measures are useful tools because they are frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to the Company’s. However, the Company’s definition of these non-GAAP financial measures may not be the same as similarly titled measures used by other companies.

The Company also believes that Adjusted EBITDA is useful to investors in evaluating its operating performance because it provides a means to evaluate the operating performance of its business on an ongoing basis using criteria that management uses for evaluation and planning purposes. Because Adjusted EBITDA facilitates internal comparisons of the Company’s historical financial position and operating performance on a more consistent basis, management also uses Adjusted EBITDA in measuring the Company’s performance relative to that of its competitors, in communications with its board of directors concerning its operating performance and in evaluating acquisition opportunities. In addition, targets for Adjusted EBITDA are among the measures the Company uses to evaluate management’s performance for purposes of determining their compensation.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as an alternative to, or more meaningful than, the most directly comparable measure calculated and presented in accordance with GAAP. Because of these limitations, investors should rely primarily on the most directly comparable measure calculated and presented in accordance with GAAP and use non-GAAP financial measures only as a supplement. In evaluating non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses similar to those for which adjustments are made in calculating Adjusted Net Income, Adjusted Diluted Net Income per Share and Adjusted EBITDA. These non-GAAP financial measures should not be considered as a measure of discretionary cash available to the Company to invest in the growth of its business.

	Q4			Fiscal Year
	2016 (Estimated)			2016 (Estimated)
Reconciliation of Adjusted Net Income to Net Income (Unaudited, $ in millions)	Low	High	2015 (Actual)	Low	High	2015 (Actual)
Net income	$30	$34	$12	$133	$137	$37
Reversal of deferred tax asset valuation allowance	—	—	—	(58)	(58)	—
Charges related to refinancing of credit facilities	9	9	—	28	28	—
Restructuring expenses	—	—	1	—	—	5
Sponsor fees and expenses	—	—	1	14	14	12
Merger and acquisition expenses and public filing expenses	—	—	1	4	4	6
Other	1	1	1	1	1	7

Adjusted Net Income (a)	$40	$44	$15	$122	$126	$67

Diluted net income per share	$0.38	$0.43	$0.18	$1.85	$1.90	$0.56

Adjusted Diluted Net Income per Share	$0.51	$0.55	$0.23	$1.69	$1.74	$1.01

(a)	The estimated tax effects of the adjustments “Charges related to refinancing of credit facilities” and “Other” noted above were determined to be de minimus, based on a comparison of the expected tax liability with and without such items.

	Q4			Fiscal Year
Reconciliation of Adjusted EBITDA to Net Income (Unaudited, $ in millions)	2016 (Estimated)			2016 (Estimated)
	Low	High	2015 (Actual)	Low	High	2015 (Actual)
Net income	$30	$34	$12	$133	$137	$37
Interest expense	22	22	26	105	105	104
Provision for income taxes	—	—	3	(58)	(58)	9
Depreciation and amortization expense	17	17	17	65	65	63

EBITDA	$69	$73	$57	$245	$249	$213

Restructuring expenses	—	—	1	—	—	5
Non-cash stock based compensation expense	6	6	9	32	32	17
Sponsor fees and expenses	—	—	1	14	14	12
Merger and acquisition expenses and public filing expenses	1	1	1	5	5	6
Product recalls	—	—	1	—	—	4
Inventory step-up amortization	—	—	—	—	—	1
Fair value adjustment to USDA commodity liability	—	—	—	(1)	(1)	—
Other	1	1	—	1	1	1

Adjusted EBITDA	$77	$81	$69	$296	$300	$260

Forward-Looking Statements

This report contains “forward-looking statements.” The words “estimates,” “expects,” “contemplates”, “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “may,” “should” and variations of such words or similar expressions are intended to identify forward-looking statements and not historical facts. Such forward-looking statements include, among others, statements regarding the Company’s preliminary estimated unaudited financial data for the fourth quarter and full year ended December 31, 2016. The forward-looking statements are based upon the Company’s current expectations, beliefs and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Actual results may vary materially from what is expressed in or indicated by the forward-looking statements as a result of various factors, some of which are beyond the Company’s control, including but not limited to: competition, disruption of the Company’s supply chain, the loss of or reduced purchasing by any of the Company’s major customers, increases in the prices of raw materials, deterioration of general economic conditions, changes in consumer eating habits, potential product liability claims and inadequacy of insurance and indemnification agreements in covering any successful claims, adverse publicity, exposure to legal proceedings or other claims, claims regarding the Company intellectual property rights or termination of the Company material licenses, failure to comply with government contracts or applicable laws and regulations, failure to comply with governmental and environmental regulations, labor disruptions, failure to retain members of the Company’s senior management team, inability to identify, complete and integrate acquired businesses, inability to realize anticipated cost savings or incurrence of additional costs in order to realize such cost savings, breaches of data security, disruptions in the Company’s information technology systems, the impact of Company’s high level of indebtedness, and Oaktree controlling us, and the other risks and uncertainties detailed in the Company’s Registration Statement on Form S-1 (Reg. No. 333-215441) initially filed with the Securities and Exchange Commission on January 5, 2017. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. Other than as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: January 17, 2017

ADVANCEPIERRE FOODS HOLDINGS, INC.

By:	/s/ Michael B. Sims
Michael B. Sims
Chief Financial Officer, Senior Vice President and Treasurer